UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: October 18, 2014

(Date of earliest event reported)

Vicor Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-18277	04-2742817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25 Frontage Road, Andover, Massachusetts	01810
(Address of principal executive offices)	(Zip Code)

(978) 470-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On October 21, 2014, Vicor Corporation issued a press release announcing its financial results for the third quarter of 2014 and the appointment of H. Allen Henderson to its Board of Directors. The full text of that press release is attached as Exhibit 99.1 hereto and incorporated by reference herein. The information furnished under this Item 2.02, including the Exhibit attached hereto, shall not be deemed “filed” for any purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 18, 2014, the Board of Directors (the “Board”) of Vicor Corporation (the “Company”) elected H. Allen Henderson to the Board, effective October 18, 2014. Consistent with the Company’s policy, he will serve (a) until the 2015 annual meeting of stockholders, at which time he will be reelected to the Board or his successor will be elected, or (b) until his earlier death, resignation or removal. The Board has determined Mr. Henderson satisfies the independence requirements set forth in Rule 5605(a)(2) of NASDAQ listing standards. The Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements:

None

(b) Pro forma financial information:

None

(c) Shell company transactions:

None

(d) Exhibits

99.1	Press Release of Vicor Corporation dated October 21, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2014	VICOR CORPORATION

	By:	/s/ James A. Simms
James A. Simms
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Vicor Corporation dated October 21, 2014